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                                                                     EXHIBIT 5.1

                          PILLSBURY MADISON & SUTRO LLP
                              235 Montgomery Street
                             San Francisco, CA 94104
                               Tel: (415) 983-1000


                                February 5, 1999




S3 Incorporated
2841 Mission College Boulevard
Santa Clara, CA  95054


         Re:      Registration Statement on Form S-8


Gentlemen:

         With reference to the Registration Statement on Form S-8 to be filed by S3 Incorporated, a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to 6,180,776 shares of the Company's Common Stock (the "Stock Plan Common Stock") issuable pursuant to the Company's Amended and Restated 1989 Stock Plan (the "Stock Plan"), it is our opinion that (i) when and if the Company's Restated Certificate of Incorporation is duly amended to increase the authorized shares of the Company's Common Stock from 70,000,000 to 120,000,000 and (ii) when and if the Stock Plan Common Stock is issued and sold in accordance with the Stock Plan, the Stock Plan Common Stock will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement.

                                  Very truly yours,

                                  /s/ Pillsbury Madison & Sutro LLP



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